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                                                                   Exhibit 10.32

KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

                      POST CLOSING AND INDEMNITY AGREEMENT

     This Post Closing and Indemnity Agreement ("Agreement") is dated as of this 31st day of December, 2003 by and among Inland Southeast King's Grant, L.L.C., a Delaware limited liability company ("Purchaser") and Fourth Quarter Properties IV, Inc., a Georgia corporation, and Thomas Enterprises, Inc., a Georgia corporation (collectively, "Seller"), in connection, with the acquisition of Kings Grant Shopping Center (the "Property") as defined in that Letter of Agreement dated November 30, 2001, as amended, (the "Contract") by and between Seller and Inland Real Estate Acquisitions, Inc. ("IREA").

     WHEREAS, IREA assigned its interest in the Contract to Purchaser by assignment dated as of December 31, 2003.

     WHEREAS, Purchaser and/or IREA has made various inquiries regarding the Property during its due diligence in connection with its acquisition of the Property;

     WHEREAS, in connection with such inquiries, in order to confirm the status of various issues that Purchaser deems relevant to its acquisition, Purchaser has requested certain documents and confirmations from Seller and/or third parties, but Seller has been unable to either supply a document confirming such matters, or has asserted that a certain state of facts exist which may be inconsistent with what is stated in the documents reviewed by Purchaser, or has been unable to complete a matter due to time constraints.

     WHEREAS, in order to proceed to Closing, Purchaser requires Seller to make certain undertakings, to obtain documents regarding or confirming certain issues, and/or certifications as to the state of facts regarding such issues, and further, Purchaser requires that Seller indemnify and hold harmless Purchaser, and each of its successors, assigns, officers, directors, employees and lenders (each an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("Loss") as a result of either Sellers' failure to obtain the required documents, or any Loss that results from a certification hereafter being incorrect.

     NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

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KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

1.   ROOF WARRANTIES

     1.1 Seller agrees to pay for, or at Purchaser's sole option, complete various roof repairs at Seller's sole cost and expense, that are necessary for there to be an effective transfer of the existing roof warranties to Purchaser and Seller also agrees to execute all documents and pay all transfer fees necessary to transfer such roof warranties to Purchaser. All work will be completed and sums paid and assignment completed not later than sixty (60) days after the date hereof.

2.   TENANT IMPROVEMENT ALLOWANCES AND LEASING COMMISSIONS AND FREE RENT
     PERIODS.

     2.1 Seller represents and warrants that Seller, at its sole cost and expense, agrees to pay and satisfy all tenant improvement allowances, and leasing commissions, and free rent (including reimbursable expenses) period rental payments due and payable in connection with any lease at the Property signed as of the date of this Agreement and also including any leases signed after the date of this Agreement in regard to any space that is subject to an amount Purchase Price adjustment.

3.   PANERA/JARED'S/RADIO SHACK ISSUE.

     3.1 JARED'S/PANERA BREAD/RADIO SHACK. Seller (and Stan Thomas, individually) hereby agree to: (i) pay, on or before applicable due dates, all costs that relate in any way to (collectively, the "Indemnified Construction Matters"); (a) the testing required to further identify the soil and construction issues which are displayed as settling, movement and interior separation of the Jared's and Panera Bread and Radio Shack premises (collectively, the "Affected Tenants") and retaining wall (including, by way of illustration and not limitation, the issues described by the VEI (as hereinafter defined) letter addressed to Thomas Enterprises, Inc. dated November 8, 2003) that exist (or are reasonably related to conditions that exist) as of the date hereof, together with the soil and construction issues in regard to same which first exist from and after the date hereof (collectively, the Settling"), and
(b) the design (including architect's fees), excavation, permitting, contracting, construction (including by way of illustration and not limitation: wall, foundation and structure reconstruction, and soil/footings reinstallation and drainage systems), which may be recommended (if any) by the Contractors (as hereinafter defined) (and as reasonably approved by Purchaser), to correct the Settling (the "Corrective Action"), and (ii) pay, on or before applicable due dates, all sums that may become due and payable pursuant to those contracts between Seller (and Seller related parties), and Valentine Engineering, Incorporated ("VEI") and Corps Technologies, and/or QORE Property Sciences, and/or S&ME Engineering, and any and all costs and expenses incurred by Seller and Seller related parties, and Purchaser and its lender, for such additional consultants, architects, and contractors (whether hired by Seller, Purchaser, or

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KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

Purchaser's lender) that relate to the Settling and the Corrective Action (collectively, the "Contractors"), and (iii) to Purchaser upon demand any and all sums due and owing from the affected tenants from time to time pursuant to the terms of their respective Property leases, to the extent not paid to Purchaser by the affected Tenants by reason of the Settling and the Corrective Action, Seller (and Stan Thomas, individually) hereby further agree to defend, indemnify, protect and hold Purchaser and its managers, members, officers, directors, employees, stockholders, assigns, representatives, successors and affiliates, and lenders (existing from time to time) (individually, a "Purchaser Indemnified Party" and collectively, "Purchaser Indemnified Parties") harmless from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorney's fees actually incurred at standard hourly rates in the location in which fees are incurred and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by any of the Purchaser Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly the Indemnified Construction Matters, Notwithstanding the foregoing, Seller's and Stan Thomas's obligation to defend, indemnify, protect and hold the Purchaser Indemnified Parties harmless in accordance with the preceding sentence shall expire one (1) year following "Remediation;" provided, however, that such obligations of Seller and Stan Thomas shall survive with respect to any specific and documented claim asserted by a Purchaser Indemnified Party on or before the expiration of such one (1) year period. For purposes hereof, "Remediation" shall be defined as (A) the completion of the Corrective Action as certified to Purchaser and its lender by VEI, the Corrective Action general contractor, and the project architect; and
(B) delivery to Purchaser by the Affected Tenants an acceptable estoppel certificate (that does not raise any issues in regard to the Indemnified Construction Matters).

4.   TENANT AND SITE RELATED MATTERS.

          4.1 Seller and Stan Thomas individually, shall, jointly and severally, indemnify, defend, and hold harmless the Indemnified Parties from and against any and all losses, liabilities, damages, claims, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements and court costs) of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, which may be imposed upon, suffered by, incurred by, or asserted against the Indemnified Parties that directly or indirectly arise out of or in connection with any matter, circumstance, injury or damage that arises by reason of: (i) the matters raised by the Panera Bread estoppel dated as of December 16, 2003, and (ii) satisfaction of the construction and parking installation requirements described by the Panera Bread lease, and (iii) any issue arising from the delivery by Jared's of its estoppel at such time as an estoppel is received from Jared's by Purchaser, and (iv) all unfulfilled covenants and obligations of Seller pursuant to the terms of that certain

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KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

Reciprocal Easement Agreement entered into by and between Seller and the City of Concord, NC, dated February 11, 1999 and recorded as Document No. 2468/71.

5.   REMEDIES.

     5.1. The remedies and indemnities set forth herein are in addition to all rights of IREA and Purchaser as are set forth in the Contract and all rights of set off contained therein shall include any failure by the Seller to complete the obligations hereunder. The obligations of each Seller are joint and several and each such party shall remain fully liable for the full amount of any such parties' obligations.

6.   FURTHER ASSURANCES.

     6.1. Seller and Purchaser agree to cooperate with each other following the closing to confirm any matter and execute any document reasonably required by the other party in furthering of the closing and consistent with the requirements of the contract.

7.   DEFINED TERMS.

     7.1. All capitalized terms which are not expressly defined herein shall have the meaning as set forth in the Contract.

8.   INDEMNIFICATION.

     8.1. Seller agrees to indemnify and hold harmless the Indemnified Parties from and against any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("Loss") as a result of Sellers' failure to obtain the required documents or complete its obligations under this Agreement, or any Loss that results from a certification hereafter being false or misleading in any material respect.

9.   MISCELLANEOUS.

     9.1. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     9.2. Any claim or dispute that arises out of or in relation to this Agreement among the parties shall be settled by final binding arbitration. Any arbitration conducted hereunder shall be conducted in accordance with the rules of the American Arbitration Association ("AAA") before three (3) arbitrators, with Seller and Purchaser each being entitled to select one arbitrator approved by the AAA, which two arbitrators shall then select the third arbitrator. Any award rendered by the arbitrators will be conclusive and binding upon the parties hereto, and judgment may be entered

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KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

upon the award in any court having jurisdiction thereof. The obligation of the parties to resort to arbitration shall not prevent the parties from seeking temporary injunctive relief from courts of competent jurisdiction.

                    PLEASE SEE FOLLOWING PAGE FOR SIGNATURES

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KING'S GRANT POST CLOSING AND INDEMNITY AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Post Closing and Indemnity Agreement effective the first date written above.


SELLERS:                                 PURCHASER:

THOMAS ENTERPRISES, INC., a              INLAND SOUTHEAST KINGS GRANT,
Georgia corporation                      L.L.C., a Delaware limited liability
                                         company

                                         By: Inland Western Retail Real Estate
                                         Trust, Inc.,
                                         a Maryland corporation


By:  /s/ Stan Thomas                     By:  /s/ Karen Kautz
   -----------------------------------      ---------------------------------
Name:  Stanley E. Thomas             Its:     Karen Kautz
     ---------------------------------        -------------------------------
Title: President                         Title: Authorized Agent
      --------------------------------         ------------------------------


FOURTH QUARTER PROPERTIES IV, Inc., a
Georgia corporation


By: /s/ Stan Thomas
   -----------------------------------
Name:   Stanley E. Thomas
     ---------------------------------
Title:  President
      --------------------------------


        /s/ Stan Thomas
--------------------------------------
Stan Thomas individually, solely for
the purpose of making the indemnities
described in section 1.1, 3.1 and 4.1
of this Agreement.